EXHIBIT 23.5
[LETTERHEAD]
                                       November 10, 1997

Board of Directors
Consumers Bancorp, Inc.
9400 South Dadeland Boulevard
Suite 620
Miami, Florida  33156

Members of the Board:

        We hereby consent to the use of our firm's name in the Form S-4 Registration Statement of BankUnited Financial Corporation, Coral Gables, Florida, and any amendments thereto, and the inclusion of, summary of and references to our fairness opinion in such filings including the Proxy Statement of Consumers Bancorp, Inc.

                                                   Very truly yours,

                                                   RP FINANCIAL, LC.



                                                   James P. Hennessey
                                                   Senior Vice President